[INSERT LOGO]


The Equitable Life Assurance Society
        of the United States
787 Seventh Avenue
New York, New York 10019

Dear Sirs:

        This opinion is furnished in connection with the filing by The Equitable Life Assurance Society of the United States ("Equitable") and Separate Account A of Equitable ("Separate Account A") of a Form N-4 Registration Statement of Equitable and Separate Account A under the Securities Act of 1933 (File No. 33-47949) and Amendment No. 39 of the Registration Statement of Separate Account A under the Investment Company Act of 1940 included with the same Form N-4. The Registration Statement covers an indefinite number of units of interest ("Units") in Separate Account A.

        The Units are purchased with contributions received under certificates (the "Certificates") Equitable offers under a group variable annuity contract. As described in the prospectus included in the Registration Statement ("Prospectus"), the Certificates are designed to provide fixed and variable retirement benefits.

        I have examined all such corporate records of Equitable and such other documents and laws as I consider appropriate as a basis for the opinion hereinafter expressed. On the basis of such examination, it is my opinion that:

        1. Equitable is a corporation duly organized and validly existing under the laws of the State of New York;

        2. Separate Account A was duly established pursuant to the provisions of the New York Insurance Law;

        3. The assets of Separate Account A are owned by Equitable; Equitable is not a trustee with respect thereto. Under New York law, the income, gains and losses, whether or not realized, from assets allocated to Separate Account A must be credited to or charged against such account, without regard to the other income, gains or losses of Equitable;

        4. The Certificates provide that the portion of the assets of Separate Account A equal to the reserves and other contract liabilities with respect to Separate Account A shall not be chargeable with liabilities arising out of any other business Equitable may conduct and that Equitable reserves the right to transfer assets of Separate Account A in excess of such reserves and contract liabilities to the general account of Equitable; and

        5. The Certificates (including any Units credited thereunder) have been duly authorized and constitute a validly issued and binding obligation of Equitable in accordance with their terms.

        I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                        Very truly yours

                                                        /s/ Jonathan E. Gaines
                                                             Jonathan E. Gaines